SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2002 (June 14, 2002)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive

Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant
SIGNATURES
Item 7 (c), Exhibits.
LETTER FROM ARTHUR ANDERSEN LLP

Item 4. Changes in Registrant’s Certifying Accountant

On June 14, 2002, Gaylord Entertainment Company, a Delaware Corporation (the “Company”), dismissed its independent auditors, Arthur Andersen LLP (“Arthur Andersen”), and engaged the services of Ernst & Young LLP (“Ernst & Young”), effective immediately, as its new independent auditors for its fiscal year ending December 31, 2002. The Audit Committee of the Board of Directors and the Board of Directors of the Company authorized the dismissal of Arthur Andersen and the immediate engagement of Ernst & Young.

Arthur Andersen’s report on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000, and the subsequent interim period through the date hereof, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached, as Exhibit 16.1, is a copy of Arthur Andersen’s letter, dated June 14, 2002, stating its agreement with such statements.

During the two most recent fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through June 14, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K. Notwithstanding the foregoing, during the fiscal year ended December 31, 2001 and during the first and second quarters of 2002, Ernst & Young and/or an affiliate thereof provided the Company with certain management and tax consulting services.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY

Date: June 17, 2002	By:	/s/ Carter R. Todd Name: Carter R. Todd Title: Senior Vice President and General Counsel

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Item 7 (c), Exhibits

The following exhibit is filed as part of this Current Report:

Exhibit
Number	Description of Exhibits

16.1	Letter from Arthur Andersen LLP regarding change in independent auditor

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